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                                                                      Exhibit 21

Subsidiaries of StanCorp Financial Group, Inc.


Company Name                                                  Location
------------                                                  --------
1. Standard Insurance Company                                 Oregon
2. The Standard Life Insurance Company of New York            New York
3. StanCorp Mortgage Investors, LLC                           Oregon
4. StanCorp Real Estate, LLC                                  Oregon
5. StanCorp Investment Advisers, Inc.                         Oregon
6. Standard Management, Inc.                                  Oregon